UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 19, 2007

(Date of Earliest Event Reported)

1st Pacific Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-52436	20-5738252
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4275 Executive Square, Suite 650,
La Jolla, California 92037

(Address of principal executive offices)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, the board of directors of 1st Pacific Bancorp (the “Company”) appointed Frank Mercardante to the Company’s board of directors and the Company issued a press release announcing the same. Mr. Mercardante has worked with a broad range of financial service companies and intermediaries and most recently served as chairman and CEO of Placer Sierra Bank. His career spans 40 years and includes being a founding organizer, as well as president and CEO, of Southwest Community Bank founded in 1997. Mr. Mercardante is 59 years old and is expected to serve on the Company’s Merger, Acquisition and Capitalization committee and the Nominating/Corporate Governance committee.

Mr. Mercardante has not held any previous position or office with 1st Pacific Bancorp and has no family relationship with any director or employee of the Company. Additional information about Mr. Mercardante can be found in the press release that is included as Exhibit 99.1 to this filing.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release announcing the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

	By:	/s/ James H. Burgess
James H. Burgess,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Date: July 20, 2007